UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2008
PAREXEL INTERNATIONAL CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

200 West Street, Waltham, Massachusetts		02451

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
As previously announced, PAREXEL International Corporation (“PAREXEL” or the “Company”) has entered into an agreement pursuant to which PAREXEL International Holding UK Limited, an indirect wholly-owned subsidiary of PAREXEL (“PAREXEL UK”) will acquire (the “Acquisition”) the entire issued and to be issued ordinary share capital of ClinPhone plc, a company traded on the London Stock Exchange (“ClinPhone”). On August 8, 2008, the Court sanctioned the scheme of arrangement under sections 895 to 899 of the Companies Act 2006 to implement the recommended acquisition of ClinPhone by PAREXEL UK. The listing of ClinPhone Shares on the Official List and the trading of ClinPhone Shares on the main market of the London Stock Exchange will be suspended from the 5:00 p.m. (London time) on August 12, 2008 and will be cancelled from 8:00 a.m. (London time) on August 14, 2008. Terms used but not defined herein shall (unless the context otherwise requires) have the same meanings as those set out in the Rule 2.5 Announcement filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2008 (the “Rule 2.5 Announcement”).
As announced by ClinPhone earlier today, PAREXEL UK has waived the regulatory condition to the Acquisition at paragraph 2(a) of Part A of Appendix 1 to the Rule 2.5 Announcement. PAREXEL confirms that the regulatory condition to the Acquisition at paragraph 2(b) of Part A of Appendix 1 to the Rule 2.5 announcement has been satisfied.
The implementation of the Acquisition remains conditional on the satisfaction or waiver of the remaining Conditions set out in the Rule 2.5 Announcement, including the confirmation of the Capital Reduction by the Court. It is anticipated that the Court hearing to confirm the Capital Reduction will take place on August 13, 2008, with the Scheme becoming effective on August 14, 2008 and checks being dispatched or settlement through CREST within 14 days of the Scheme becoming effective. In consideration for the cancellation of their shareholdings, Scheme Shareholders on ClinPhone’s share register at 6.00 p.m. (London time) on August 12, 2008 will receive 135 pence in cash for each ClinPhone Share held.
Notice to US Holders: The Acquisition relates to the shares of an English company and is being made by means of a scheme of arrangement provided for under English company law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Securities Exchange Act of 1934 (as amended). Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of US tender offer and proxy solicitation rules. If, in the future, PAREXEL International Holding UK Limited exercises its right to implement the Acquisition by way of an Offer and determines to extend the Offer into the United States, the Acquisition will be made in compliance with applicable United States laws and regulations. Financial information included in the Scheme Document has been prepared in accordance with accounting standards applicable in the United Kingdom, which may not be comparable to the financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States and that are subject to US auditing and auditor independence standards.
Dealing disclosure requirements
Under the provisions of Rule 8.3 of the City Code, if any person is, or becomes, “interested” (directly or indirectly) in 1 percent, or more of any class of “relevant securities” of ClinPhone, all “dealings” in any “relevant securities” of ClinPhone (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3:30 p.m. (London time) on the Business Day following the date of the relevant transaction. This requirement will continue until the date on which the Scheme becomes Effective (or if implemented by way of an Offer, the Offer becomes, or is declared, unconditional as to acceptances) or otherwise lapses or is otherwise withdrawn or on which the “offer period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of ClinPhone, they will be deemed to be a single person for the purpose of Rule 8.3.

Under the provisions of Rule 8.1 of the City Code, all “dealings” in “relevant securities” of ClinPhone by PAREXEL or ClinPhone, or by any of their respective “associates,” must be disclosed by no later than 12:00 noon (London time) on the Business Day following the date of the relevant transaction.
A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the Panel’s website at www.thetakeoverpanel.org.uk.
“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.
Terms in quotation marks are defined in the City Code, which can also be found on the Panel’s website.
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAREXEL International Corporation
Date: August 8, 2008	By:	/s/ James F. Winschel, Jr.
		Name:	James F. Winschel, Jr.
		Title:	Sr. Vice President and Chief Financial Officer